                                                                    EXHIBIT 99.8


                                 SYCAMORE CREEK
                             12131 SYCAMORE TERRACE
                              CINCINNATI, OH 45249
                                  513-489-7193






                               PHYSICAL INSPECTION

                            SYCAMORE CREEK APARTMENTS
                           PROPERTY WAS BUILT IN 1991
                         DATE OF MAJOR RENOVATIONS: N/A
                              NUMBER OF UNITS: 295
   NUMBER OF BUILDINGS: 25 APARTMENT BUILDINGS AND ONE FREE STANDING CLUBHOUSE

ROOFS

The roofs on the buildings at this property are 20 year old #230, composition, shingles which we were advised were replaced in 1991. Visual inspection corroborates this. The roofs appear to have a 5/12 pitch. We anticipate that the roofs have a life expectancy of another seven to nine years. The roofs appear to be in good condition, and we are calling for no repairs at this time.

GUTTERS AND DOWNSPOUTS

This property is currently equipped with gutters and downspouts. Some of the gutters and downspouts are six inch commercial, which are adequate in the areas where they are installed. However, the original gutters are four inch residential gutters and these gutters are in very poor condition, and we recommend replacement. The attached I.C.E. budget allows for installation of six inch commercial gutters where the four inch commercial gutters are now located.

HVAC

The heating on this property is obtained by an electric heat strip in the air handling unit of each apartment. The cooling system is obtained through a split system with a 1 1/2 ton condenser unit for the one bedroom and 2 ton for the two and three bedroom units. The air handling units are located in the furnace utility room of each unit. The A/C condensers are located outside with slab on grade and all have electrical disconnects. The heat systems and A/C units are Bryant. Most of the HVAC units appear to be original to the property. Approximately 15% of the condenser units have been replaced over the years. The HVAC system appears to be in good working condition. Budget reflects general repairs only.

PLUMBING

The main exterior cold water lines are copper. The main water lines are buried and not insulated. There are water shut-offs at each building using gated valves. The domestic water supply for each building is obtained by copper 1/2 inch water line. The DWV system is PVC pipe. Each apartment is equipped with a 1/3 h.p. garbage disposal. All cut-offs for the cold water are gated valves, which are located in the laundry rooms of each unit. All of the interior systems appear to be good condition and have no major deficiencies. Budget reflects general repairs and maintenance.

HOT WATER

Each individual unit on this property has a Bryant electric, 52-gallon hot water heater. The hot water heaters are not set in overflow pans. The water heaters are located in the utility room of all apartments. Generally, the water heaters appear to be in good condition. Budget reflects general repairs and maintenance.

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ELECTRICAL

All apartments on this property are individually metered for electricity. The electrical wiring between the transformer and meter base is aluminum. The electrical wiring from the exterior disconnect to the meter is aluminum. The electrical wiring between the meter disconnect and the breaker box is aluminum. All observed equipment for electrical was General Electric brand. The internal breaker box is 125 amp. The internal wiring for each individual unit has copper for the 110-amp circuit, and copper for the 220-amp circuit to the air conditioner. The remaining 220 amp circuits are aluminum wiring.

All apartments on the property are equipped with a ground fault interruption circuit in the bathroom. The electrical equipment is in generally good condition with no major deficiencies or problems. There are 23 transformers on the property. Budget reflects general repairs.

                               EXTERIOR SURFACES

SIDING

This property is constructed of standard wood framing and has cedar wood siding. The below ground portion of the walls are of cinderblock construction. The siding is original to the complex and is in poor condition. There are holes in the siding, the siding has warped, broken, shrunk and most of the knot holes have fallen out.

We were advised by the district property manager that the complex is being refinanced at the present time and part of the refinancing package is for the replacement of the siding. It is intended that the siding be laid over with a vinyl-type siding. This will eliminate the need for painting in the future. Because we do not have the information regarding this budgeted item and because the refinancing is not complete at this time we have included the replacement of the siding in the I.C.E. budget. Of course, with replacement of the siding we will allow for replacement of the soffits and trim. The I.C.E. budget that we are submitting is for replacement of the cedar siding but the vinyl siding replacement is economically compatible. The siding bid also allows for repairs to the chimneys. It is our understanding that the chimneys are not framed property and to replace the siding on these a reframing of these areas will be necessary.

STAIRWELLS

There are no exterior stairwells on this property. The internal stairwells are of wood frame construction with adequate handrails The stairwells appear to be in good condition and we are not calling for any repairs at this time.

BALCONIES/PATIOS

The balconies on this property consist of standard wood framing. The balconies have wood decks and picket rail enclosures. The balconies are in good condition and only require minor repairs.

The below grade patios are concrete slabs. To drain the below grade patios a drainage system has been installed. The patios are generally located approximately four foot below ground level. They currently have railroad ties walls or enclosures. The railroad ties are deteriorating and will require replacement. We are including replacement of these in the I.C.E. budget.

FOUNDATIONS

All foundations for the buildings on this property consist of a grid style monolithic concrete slab with integrated grade beams. There is a block wall built on the exterior perimeter of the foundation that is approximately four foot high. This would be the below ground section of the lower level. Currently all foundations appear to be in good condition with no evidence of foundation movement. However, an engineer report would be advised to be positive as not all foundation failures are visible from the building exterior.

CONCRETE SIDEWALKS

A moderate amount of sidewalks on the property have elevation changes which are considered trip hazards. Replacement of these sections of sidewalk will be necessary to alleviate the problem. This is reflected in the I.C.E. budget.

DRIVES and PARKING LOTS

The drives and parking lots on this property are asphalt. The asphalt paving is in good condition and currently does not need any major repair work. Sealing and restriping of the asphalt parking areas is included in the I.C.E. budget.

WINDOWS

The windows on this property are thermal pane hung, aluminum. The windows are original to the property. The windows are generally in good condition. However, there is some problem with fogging of the windows, as well as fogging of the sliding patio doors. The I.C.E. budget reflects replacement of the fogged windows that were present at the time of our inspection.

EXTERIOR LIGHTING

The exterior lighting on this property is comprised of several types and styles of fixtures. The wall mounted apartment entry light fixtures and ceiling light fixtures are adequate. However, security lighting located throughout the property is inadequate in some areas and, also, the pole lighting is in very poor condition. The I.C.E. budget reflects addressing these problems. However, it would be our opinion that a lighting survey be completed on the property in the interest of safety and avoiding liability problems.

LANDSCAPING AND IRRIGATION

The landscaping on this property is in fair condition, but well planned overall. The property does not have a sprinkler system which is typical of the properties in this area. The property does need the landscaping regraded for drainage purposes. The property was subject to two floods in 1997. We did not address the drainage and landscaping problems in the I.C.E. budget. We are allowing for installing of additional drains from the below grade patios and we are in hopes that this will take care of a lot of the drainage problems. For your information, we have been advised that to rearrange the drainage would cost approximately $180,000.00 to $200,000.00. Until the additional drains are installed we felt it was premature to include this much grading and landscape adjustment in the I.C.E. budget.

DRAINAGE

On the date of our inspection there was no standing water on the property. We were advised by the district manager that there was a problem regarding two floods that occurred during the summer of 1997. The property was subjected to heavy downpours in excess of five inches of rain in twenty-four hours. As a result, the below grade patio enclosures filled with water. These patio enclosures are approximately four foot tall and are lined with railroad ties. There is a drain in the bottom of the patio but the drain was insufficient to handle all the water. As a result, the below grade patios filled up with water and seeped through the patio doors. This inundated the lower levels of the apartment buildings. To prevent a reoccurrence of this problem we have allowed for installation of additional drainage to take the water from the below grade patios.

TERMITES

Four of the buildings on the property have been treated for termites. We were advised that Building #17 has slight damage around the windows from termites. These buildings currently have contracts with Terminix Pest Control. We were advised that the damage to the buildings is relatively minor. However, there may be unseen damage in the covered exterior walls of the building.

FENCING

This is not a gated community. There is a new wood fence surrounding the swimming pool with an attached multi-level gate. The swimming pool fence is in good to excellent condition. There are chain link fences around the tennis court which are also in good condition and do not require repairs. There is not any fencing around the dumpsters and, for aesthetic purposes, we felt that installation of dumpster fencing was appropriate. Also, we are allowing for the staining of the fence around the swimming pool and decking which is also wood.

PARKING

There are a total of 745 parking spaces on this property. None of these are covered. There are 3 handicapped parking spots and additional handicap parking is added by signs. There appears to be sufficient ADA access to the walkways, office and clubhouse from the parking lots.

LIFE SUPPORT SYSTEMS

Every unit is equipped with a hard wired smoke detector located in the hall of the apartment. There are 2.5 lb. ABC fire extinguishers located in the halls on each landing. There are fire extinguishers located in all the common areas such as the clubhouse and maintenance shop. There are seven fire hydrants on this property and one alarm system in the clubhouse.

                                    AMENITIES

SWIMMING POOL

There is one swimming pool on this property and it is not heated. It is located on the backside of the office building or clubhouse. The concrete deck surrounding the pool is in fair condition and it has recently been coated with rubber rock. It appears that the deck is in adequate condition. The fence surrounding the pool was replaced in 1997. The pump and filters appear to be in good condition with no apparently deficiencies.

TANNING BED

There is one tanning bed located on the property in the basement of the clubhouse. The tanning bed is a Montage Baywolf 24 Tanning System.

HOT TUB

There is no hot tub on this property.

TENNIS COURT

There are two tennis courts located on this property. The courts are lit and have ten foot chain link fence as an enclosure. The playing surface is in need of repairs and resurfacing.

LAUNDRY ROOM

There are 53 laundry rooms located in the interior halls of the property buildings. The equipment is owned by Cincinnati Coin Laundry which pays a portion of the proceeds to the property owners.

WEIGHT ROOM

There is one weight room on this property. The weight room is located on the first floor of the clubhouse building. The weight room condition is excellent and was completely remodeled in 1996 when the fire occurred to the clubhouse. The weight room contains a treadmill, and a four station nautilus system.

PLAYGROUND

There is a playground located on the property. The playground slide and swing apparatus is in poor condition. The I.C.E. budget reflects replacement of this apparatus along with remulching of the playground area.

BASKETBALL COURT

There is one concrete basketball court located on this property. It appears to be in average condition. Repairs do need to be made to the concrete and the basketball net and pole need replaced.







This report is the opinion of the author. It is based principally on observations of the exterior of the building(s). Physical testing has been done. Concealed defects, if any, have not been analyzed. The author is not making any statement on the structural worthiness or integrity of the building(s), rather, the author is merely expressing a general opinion on the type of repairs that may be needed based on generalized observations. No warranty, guarantee, or certification is given by this report. The attached photographs or pictures are representations of the property and should be independently evaluated by the recipient.

  Sycamore Creek
  12131 Sycamore Terrace, Cincinnati, OH 45249

                                                  EXTERIOR BUDGET:
                                                  ----------------
  ROOFING                                 Good                                                                      $0.00

  GUTTERS & DOWNSPOUTS                    Replace 4" gutters                                                   $20,250.00

  HVAC                                    General repairs                                                       $5,200.00

  PLUMBING                                General repairs                                                       $2,600.00

  HOT WATER                               General repairs                                                       $5,200.00

  ELECTRICAL                              General repairs                                                       $2,600.00

  SIDING/TRIM/FACIA/SOFFITS               Replacement of all siding, soffits & facia                          $842,000.00

  EXTERIOR PAINT                          Repaint/stain                                                       $118,000.00

  STAIRWELLS                              Good                                                                      $0.00

  BALCONIES                               Replace R.R. tie patio enclosures & general repairs                  $83,500.00

  FOUNDATIONS                             Good                                                                      $0.00

  SIDEWALKS                               Replacement and repair                                               $32,300.00

  DRIVES & PARKING LOT                    Seal and restripe                                                    $11,500.00

  WINDOWS                                 Replace fogged thermal pane windows                                  $10,170.00

  EXTERIOR LIGHTING                       Pole light and general repairs                                       $20,000.00

  LANDSCAPE & IRRIGATION                  General repairs & tree trimming                                       $8,000.00

  DRAINAGE                                Additional drainage from below grade patios                         $143,000.00

  TERMITES                                Under contract                                                            $0.00

  PARKING                                 Good                                                                      $0.00

  LIFE SUPPORT SYSTEMS                    Good                                                                      $0.00

  FENCE                                   Fence around dumpsters/swim. Pool & deck staining                     $5,500.00

  LAUNDRY ROOM                            Good                                                                      $0.00

  POOL & TANNING BED                      Good                                                                      $0.00

  TENNIS COURTS                           Resurface                                                             S4,500.00

  PLAYGROUND                              Play apparatus and mulch                                              $5,000.00

  WEIGHT ROOM                             Good                                                                      $0.00

  BASKETBALL COURT                        Repairs                                                               $1,000.00
-------------------------------------------------------------------------------------------------------------------------
  Total Budget:                                                                                             $1,320,320.00
                                                                                                            =============

                                    INVENTORY

                            SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 454249

                MANAGERS OFFICE
   1)         1 AT&T phone
   2)         1 Large credenza
   3)         1 Large wooden desk with side arm
   4)         1 Large four drawer metal cabinet
   5)         1 Executive chair
   6)         2 Fabric chairs
   7)         1 Nutone master radio controller
   8)         1 Dry erase board
   9)         1 (Leased) helium tank
  10)         1 Pentium processor Colorado 350 IQ000450
  11)         1 Digiview 13 inch screen monitor AMPJD144
  12)         1 DeskJet 600c S66401HOXP
  13)         1 Polaroid 600 camera
  14)         1 Texas Instruments calculator TI-5033SV
  15)         1 Petty cash box
  16)         1 P-touch label maker G68337698
  17)         1 desk calendar

                BOOKKEEPERS OFFICE
   1)         2 Fabric desk chairs
   2)         2 Small wooden file cabinets
   3)         1 AT&T Phone
   4)         1 Wooden desk
   5)         1 Wooden credenza
   6)         1 Panasonic Fax Machine 6EBRC128520
   7)         1 Three hole punch
   8)         1 Two hole punch
   9)         1 Desk calendar
  10)         1 SX-4000 Electric typewriter J6650724
  11)         1 Deposit box
  12)         1 Texas instrument calculator C-1295D
  13)         1 Tape dispenser
  14)         1 Picture
  15)         1 Bulletin board

                CLUBHOUSE
   1)         8 Green fabric chairs
   2)         2 Wooden tables
   3)         1 Zenith 62" wide screen PVY6067DT
   4)         1 Sharp 4-head VCR VC-H9540
   5)         1 Two cushion maroon couch
   6)         1 Two cushion maroon loveseat
   7)         1 Camel color arm chair
   8)         1 Cast iron fireplace set

                 LEASING AREA
   1)         3 Fabric desk chairs
   2)         1 AT&T Phone
   3)         1 Master key alarm key pads
   4)         1 SX-4000 Electric typewriter F56982932
   5)         1 Ricoh ft. 4215 Copier 3594050570
   6)         1 Desk calendar
   7)         2 Staplers
   8)         1 Tape dispenser
   9)         1 Fish bowl and fish
  10)         1 Set of dry erase markers
  11)         1 Wooden desk with side arm

                CLUBHOUSE KITCHEN
   1)         1 Hot Point spacemaker microwave
   2)         1 GE Refrigerator
   3)         1 Connoisseur Home Concepts Coffee Maker
   4)         1 Otis Spunkmeyer cookie oven (leased)
   5)        73 Video tapes for rental
   6)         1 Video shelf holder
   7)         1 Set of basic white dishes
   8)         1 Set of basic silverware
   9)         9 Tool holder
  10)         2 Hot pad holders
  11)           Miscellaneous pots, pans and bowls

                BACK ROOM
   1)         1 Vacuum cleaner
   2)         1 X-mas Tree
   3)         4 Sets of X-mas bulbs
   4)         5 Strains of X-mas lights
   5)         1 X-mas plate
   6)         1 X-mas bowl
   7)        10 Tanning bed towels
   8)           Miscellaneous Holiday Decorating/Themes
   9)         1 First aid kit

                FITNESS FACILITY
   1)         1 Life Fitness 8500 Treadmill
   2)         1 PS Four Universal Weight machine
   3)         1 Water cooler (rented)
   4)         2 Vending machines (rented)

                MODEL
   1)         2 Cushion Sofa
   2)         1 Arm Chair (leased)
   3)         1 Glass Sofa Table

   4)         1 Glass dining table (leased)
   5)         4 Fabric chairs (leased)
   6)         2 Wreaths
   7)         5 Hanging pictures
   8)         1 Shower curtain
   9)         1 Bath accessories
  10)         1 Larger white sofa
  11)         1 Cherry finish writing table
  12)         1 Cherry finish matching chair
  13)         4 Picture frames
  14)         1 Queen size oak bed
  15)         1 Full size mattress
  16)         4 Lamps
  17)         1 Shower Curtain/matching bath supplies
  18)         1 Ficus tree
  19)         1 Steel teapot
  20)         1 Dish plate stand
  21)         1 Wicker basket with ivy
  22)         1 Green vase
  23)         1 Tree
  24)         1 Valence for window

                 GUEST SUITE
   1)         1 Chair
   2)         1 Queen size bed
   3)         1 Dresser
   4)         2 Floor lamps
   5)         1 Couch
   6)         1 Round dining table
   7)         4 Steel tables
   8)         1 Glass sofa table
   9)         1 Black TV stand
  10)         1 Fisher TV 19" 92738921
  11)         3 Night stands
  12)         2 Shower curtains
  13)         3 Lamps
  14)         1 Digital Clock
  15)         1 Dresser
  16)         1 Framed picture

                MAINTENANCE SHOP
   1)         1 Bench grinder
   2)         1 Water heater element tool
   3)         1 Tile cutter
   4)         1 Hand snake
   5)         I Rekeying kit
   6)         1 Pool test kit
   7)         1 Refrigerator
   8)         1 Faring tool

   9)         1 Water heater socket
  10)         2 Extension cords
  11)         4 Motorola radios
  12)         1 ASM 400 Paint gun
  13)         1 Key machine
  14)         1 Appliance dolly
  15)         1 Extension ladder
  16)         1 Grinder
  17)         1 Sledge hammer
  18)         1 Rotor
  19)         1 Shovel
  20)         1 Snow blower
  21)         1 Snow shovel
  22)         1 Flare tool
  23)         1 Shop vacuum
  24)         1 12 Foot ladder
  25)         2 Stem pullers
  26)         1 Golf cart
  27)         1 Gallon gas can
  28)         1 Small leaf blower
  29)         2 Bifold doors
  30)         2 Stoves
  31)         2 Dishwashers
  32)         2 Range hoods
  33)         1 Fire safe box

                POOL ROOM
  1)          7 Outside pool tables
  2)         28 Pool chairs
  3)         35 Lounge chairs
  4)          1 Grill
  5)          1 Portable pump
  6)          1 Emergency sign
  7)          1 No Lifeguard sign
  8)          1 Round pool buoy
  9)          1 Pool net
  10)         1 Vacuum hose
  11)         1 Pool rules sign
  12)         5 Umbrellas
  14)         4 Water hoses
  15)         1 Life board
  16)         1 Rope

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249








Photo No.:     1)   Property sign


                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249




Photo No.:     2)   Typical architecture
                    Note:  decks



                                   [PICTURE]




Photo No.:     3)   #230 Composition shingles, replaced in 1991



                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249




Photo No.:     4)   Typical transformer on property
                    Note:  rust on exterior



                                   [PICTURE]





Photo No.:     5)   A/C condensor w/electrical disconnects
                    Stucco on frame, 3-tab comp asphalt 230 lb roofing



                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249


Photo No.:     6) Metered electrical meters located in lower level of each building



                                   [PICTURE]



Photo No.:     7) Unprotected dumpster create an unattractive appearance




                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249



Photo No.:     8)   Exterior lighting on building



                                   [PICTURE]




Photo No.:     9)   Block wall on concrete slab



                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249


Photo No.:     10) Typical breaker box in each unit




                                   [PICTURE]



Photo No.:     11) Cooper domestic wterlines, DWV-PVC and Badger disposals




                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                 12131 SYCAMORE TERRACE, CINCINNATI, OH  45249



Photo No.:     12)  Each unit has Bryant air handler
                    Note:  52 Gallon Bryant hotwater heater electric




                                   [PICTURE]






Photo No.:     13)  GFI in bathroom of each unit




                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249


Photo No.:     14) Typical fireplace in most units




                                   [PICTURE]



Photo No.:     15) Typical fire extinguisher in the stairwell of each building




                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249

Photo No.:     16) Each building equipped with sewer cleanout

                                   [PICTURE]


Photo No.:     31) Rotted railroad ties for the lower level patios

                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249


Photo No.:     18) Fill dirt needed around lower patio enclosures

                                   [PICTURE]

Photo No.:     19) Lower patios and enclosures
                   Note: Each has a drain in the bottom, however, drainage is a problem

                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249


Photo No.:   20) Typical problem w/soffit

                                   [PICTURE]










Photo No.:   21) Warped, loose, shrunk and knotthole problems in 18 year old cedar siding


                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249


Photo No.:   22) Note: Problem with cedar siding warped, and shrinking


                                   [PICTURE]








Photo No.:   23) Note: Siding has slid over window - entire area is loose


                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249

Photo No.:     24) Broken cedar siding

                                   [PICTURE]

Photo No.:     25) Typical sidewalk trip hazard

                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249


Photo No.:   26) Sidewalk trip hazard


                                   [PICTURE]









Photo No.:   27) Broken sidewalk


                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249



Photo No.:     28) Playground

                                   [PICTURE]




Photo No.:     28) Basketball court

                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249

Photo No.:     30) Volleyball Court

                                   [PICTURE]


Photo No.:     31) Unstained decking adjacent to pool near clubhouse

                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249

Photo No.:     32) Clubhouse furnace and hot water heater

                                   [PICTURE]


Photo No.:     33) Swimming Pool

                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE, CINCINNATI, OH 45249



Photo No.:     34) Fitness Center

                                   [PICTURE]


Photo No.:     35) Tennis Court

                                   [PICTURE]

                           SYCAMORE CREEK APARTMENTS
                  12131 SYCAMORE TERRACE CINCINNATI, OH 45249


Photo No.:     36) Tennis Court damage


                                   [PICTURE]

                                 COMMUNITY MAP



                                [COMMUNITY MAP]





[LOGO]                           SYCAMORE CREEK
                                   APARTMENTS

     12131 Sycamore Terrace Drive - Cincinnati, Ohio 45249 - (513) 489-7193
                               Fax (513) 489-9382